EXHIBIT C



                          COMPANIES ACTS, 1963 TO 1990



                        PUBLIC COMPANY LIMITED BY SHARES





                     MEMORANDUM AND ARTICLES OF ASSOCIATION



                                       OF



                     SAVILLE SYSTEMS PUBLIC LIMITED COMPANY
                              (as of May 18,1999 )





                                McCann FitzGerald
                                   Solicitors
                              2 Harbourmaster Place
                                Custom House Dock
                                    Dublin 1

                     SAVILLE SYSTEMS PUBLIC LIMITED COMPANY


                                    CONTENTS

                                                                            Page

MEMORANDUM OF ASSOCIATION......................................................1

ARTICLES OF ASSOCIATION.......................................................10

PART I  -  PRELIMINARY........................................................10
1.       Interpretation.......................................................10
PART II  -  SHARE CAPITAL AND RIGHTS..........................................12
2.       Share capital........................................................12
3.       Rights of shares on issue............................................14
4.       Redeemable shares....................................................14
5.       Variation of rights..................................................14
6.       Trusts not recognised................................................15
7.       Disclosure of interests..............................................16
8.       Allotment of shares..................................................18
9.       Payment of commission................................................18
10.      Payment by instalments...............................................18
PART III  -  SHARE CERTIFICATES...............................................19
11.      Issue of certificates................................................19
12.      Balance and exchange certificates....................................19
13.      Replacement of certificates..........................................19
PART IV  -  LIEN ON SHARES....................................................20
14.      Extent of lien.......................................................20
15.      Power of sale........................................................20
16.      Power to effect transfer.............................................20
17.      Proceeds of sale.....................................................20
PART V  -  CALLS ON SHARES AND FORFEITURE.....................................21
18.      Making of calls......................................................21
19.      Time of call.........................................................21
20.      Liability of joint Holders...........................................21
21.      Interest on calls....................................................21
22.      Instalments treated as calls.........................................21
23.      Power to differentiate...............................................22
24.      Interest on moneys advanced..........................................22
25.      Notice requiring payment.............................................22
26.      Power of disposal....................................................23
27.      Effect of forfeiture.................................................23
28.      Statutory declaration................................................23
29.      Non-payment of sums due on share issues..............................23
PART VI - CONVERSION OF SHARES INTO STOCK.....................................24
30.      Conversion of shares into stock......................................24
31.      Transfer of stock....................................................24
32.      Rights of stockholders...............................................24
PART VII  -  TRANSFER OF SHARES...............................................24
33.      Form of instrument of transfer.......................................24
34.      Execution of instrument of transfer..................................25
35.      Refusal to register transfers........................................25
36.      Procedure on refusal.................................................25
37.      Closing of transfer books............................................26
38.      Absence of registration fees.........................................26
39.      Retention of transfer instruments....................................26
40.      Renunciation of allotment............................................26
PART VIII  -  TRANSMISSION OF SHARES..........................................26
41.      Death of member......................................................26
42.      Transmission on death or bankruptcy..................................26
43.      Rights before registration...........................................27
PART IX -  ALTERATION OF SHARE CAPITAL........................................27
44.      Increase of capital..................................................27
45.      Consolidation, sub-division and cancellation of capital..............27
46.      Fractions on consolidation...........................................28
47.      Reduction of capital.................................................28
48.      Purchase of shares...................................................28
PART X  -  GENERAL MEETINGS...................................................29
49.      Annual general meetings..............................................29
50.      Extraordinary general meetings.......................................29
51.      Convening general meetings...........................................29
52.      Notice of general meetings...........................................29
PART XI  -  PROCEEDINGS AT GENERAL MEETINGS...................................30
53.      Quorum for general meetings..........................................30
54.      Special business.....................................................31
55.      Chairman of general meetings.........................................31
56.      Directors' and Auditors' right to attend general meetings............31
57.      Adjournment of general meetings......................................32
58.      Determination of resolutions.........................................32
59.      Entitlement to demand poll...........................................32
60.      Taking of a poll.....................................................33
61.      Votes of members.....................................................33
62.      Chairman's casting vote..............................................34
63.      Voting by joint Holders..............................................34
64.      Voting by incapacitated Holders......................................34
65.      Default in payment of calls..........................................34
66.      Restriction of voting and other rights...............................34
67.      Time for objection to voting.........................................37
68.      Appointment of proxy.................................................37
69.      Bodies corporate acting by representatives at meetings...............38
70.      Deposit and effect of proxy instruments..............................38
71.      Effect of revocation of proxy or of authorisation....................39
72.      Members resolutions in writing.......................................39
PART XII - DIRECTORS..........................................................40
73.      Number of Directors..................................................40
74.      Share qualification..................................................40
75.      Ordinary remuneration of Directors...................................40
76.      Special remuneration of Directors....................................40
77.      Expenses of Directors................................................40
PART XIII  -  POWERS OF DIRECTORS.............................................41
78.      Directors' powers....................................................41
79.      Power to delegate....................................................41
80.      Appointment of attorneys.............................................41
81.      Local management.....................................................42
82.      Borrowing powers.....................................................42
83.      Execution of negotiable instruments..................................42
PART XIV  -  APPOINTMENT AND RETIREMENT OF DIRECTORS..........................42
84.      Classes of Directors.................................................42
85.      Eligibility for appointment..........................................44
86.      Appointment of additional Directors..................................44
PART XV - DISQUALIFICATION AND REMOVAL OFDIRECTORS............................45
87.      Disqualification of Directors........................................45
88.      Removal of Directors.................................................45
PART XVI  -  DIRECTORS' OFFICES AND INTERESTS.................................46
89.      Executive offices....................................................46
90.      Directors' interests.................................................46
91.      Restriction on Directors' voting.....................................48
92.      Entitlement to grant pensions........................................50
PART XVII  -  PROCEEDINGS OF DIRECTORS........................................50
93.      Convening and regulation of Directors' meetings......................50
94.      Quorum for Directors' meetings.......................................51
95.      Voting at Directors' meetings........................................51
96.      Telecommunication meetings...........................................51
97.      Chairman of board of Directors.......................................51
98.      Validity of acts of Directors........................................51
99.      Directors' resolutions or other documents in writing.................52
PART XVIII  -  THE SECRETARY..................................................52
100.     Appointment of Secretary.............................................52
PART XIX  -  THE SEAL.........................................................52
101.     Use of Seal..........................................................52
102.     Seal for use abroad..................................................52
103.     Signature of sealed instruments......................................53
PART XX  -  DIVIDENDS AND RESERVES............................................53
104.     Declaration of dividends.............................................53
105.     Interim and fixed dividends..........................................53
106.     Payment of dividends.................................................54
107.     Deductions from dividends............................................54
108.     Dividends in specie..................................................54
109.     Method of payment of dividends.......................................54
110.     Dividends not to bear interest.......................................55
111.     Payment to Holders on a particular date..............................55
112.     Unclaimed dividends..................................................56
113.     Reserves.............................................................56
PART XXI - ACCOUNTS...........................................................56
114.     Accounts.............................................................56
PART XXII  -  CAPITALISATION OF PROFITS OR RESERVES...........................57
115.     Capitalisation of distributable profits and reserves.................57
116.     Capitalisation of non-distributable profits and reserves.............58
117.     Implementation of capitalisation issues..............................58
PART XXIII  -  NOTICES........................................................59
118.     Notices in writing...................................................59
119.     Service of notices...................................................59
120.     Service on joint Holders.............................................59
121.     Service on transfer or transmission of shares........................60
122.     Signature to notices.................................................60
123.     Deemed receipt of notices............................................60
PART XXIV  -  WINDING UP......................................................60
124.     Distribution on winding up...........................................60
125.     Distribution in specie...............................................61
PART XXV  -  MISCELLANEOUS....................................................61
126.     Minutes of meetings..................................................61
127.     Inspection and secrecy...............................................62
128.     Destruction of records...............................................62
129.     Untraced shareholders................................................63
130.     Indemnity............................................................64

                          COMPANIES ACTS, 1963 to 1990



                        PUBLIC COMPANY LIMITED BY SHARES



                            MEMORANDUM OF ASSOCIATION



                                      -of-




                     SAVILLE SYSTEMS PUBLIC LIMITED COMPANY
                              (as of May 18, 1999)



1.   The name of the Company is "SAVILLE SYSTEMS PUBLIC LIMITED COMPANY".

2.   The Company is to be a public limited company.

3.   The objects for which the Company is established are:

(a) To purchase, sell, supply and deal in computer hardware, electronic equipment, computer software, computer programmes and other articles peripheral thereto and to act as agents, consultants, advisors, instructors, trainers and technicians in relation to computer hardware, electronic equipment, computer software, computer programmes and other articles peripheral thereto.

(b) To design, modify, develop, manufacture, assemble and deal in computer hardware, electronic equipment, computer software, computer programmes and other articles peripheral thereto.

(c) To provide a technical and advisory service for users and potential users of computer hardware, electronic equipment, computer software, computer programmes and other articles peripheral thereto and to devise and supply programmes and other software for such users.

(d) To carry on business and to act as merchants, financiers, investors (in properties or securities) traders, shipowners, carriers, agents, brokers, commission agents, concessionaries, distributors, importers, consultants or exporters or in any other capacity in Ireland or in any other part of the world and whether alone or jointly with others.

(e) To import, export, buy, sell, barter, exchange, pledge, make advance on, take on lease or hire or otherwise acquire, alter, treat, work, manufacture, process, dispose of, let on lease, hire or hire purchase, or otherwise deal in and turn to account as may seem desirable goods, articles, equipment, machinery, plant, merchandise and wares of any description.

(f) To carry on all of the said businesses or any one or more of them as a distinct or separate business or as the principal business of the Company, to carry on any other business manufacturing or otherwise which may seem to the Company capable of being conveniently carried on in connection with the above or any one of the above or calculated directly or indirectly to enhance the value of or render more profitable any of the Company's property or rights.

(g) To carry on the business of financing and refinancing whether asset based or not including, without limitation, financing and refinancing of financial assets, with or without security and in whatever currency including, without limitation, financing or refinancing by way of loan, acceptance credits, commercial paper, bonds, promissory notes, bank placements, leasing, hire-purchase, bailment, purchase and sale, conditional sale, credit sale, assignment, novation, factoring, discounting, securitisation, unitisation, participation, sub-participation, or by any other means whatsoever.

(h) To purchase, acquire by any means, hold and trade, deal and participate in, underwrite and sell or dispose of by any means securities and financial instruments of all kinds including, without limitation, foreign currencies, shares, stock, gilts, equities, bonds, promissory notes, debentures, debenture stock, bonds, notes, commercial paper, risk management instruments, money market deposits, swaps, interest rate hedges, foreign currency hedges, floors, collars and such other financial instruments and securities as are similar to, or are derivatives of, any of the foregoing.

(i) As an object of the Company and as a pursuit in itself or otherwise, and whether for the purpose of making a profit or avoiding a loss or for any other purpose whatsoever, to engage in currency and interest rate transactions and any other financial or other transactions of whatever nature, including any transaction for the purpose of, or capable of being for the purposes of, avoiding, reducing, minimising, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from a change or changes in any interest rate or currency exchange rate or in the price or value of any property, asset, commodity, index or liability or from any other risk or factor affecting the Company's business, including but not limited to dealings, whether involving purchases, sales or otherwise in foreign (and Irish) currency, spot and forward exchange rate contracts, forward rate agreements, caps, floors and collars, futures, options, swaps, and any other currency interest rate and other hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing.

(j) To carry out any transactions or operations whatsoever which may be lawfully undertaken and carried out by capitalists, promoters, merchants, underwriters, financiers, or concessionaires and to carry on a general financial business and general financial operations of all kinds in any part of the world and to undertake or aid in any enterprise; to undertake and execute any trusts the undertaking whereof may seem desirable and also to undertake the office of administrator, treasurer or registrar and to keep for any company, government, authority or body, any register relating to any stocks, funds, shares or securities or to undertake any duties in relation to the registration of transfers, and the issue of certificates.

(k) To take part in the formation, management, supervision or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any directors, accountants or other experts and agents, to transact or carry on all kinds of agency business and in particular in relation to the investment of money sale of property and the collection and receipt of money.

(l) To establish, regulate and discontinue franchises and agencies, and to undertake and transact all kinds of agency and franchise business which an ordinary individual may legally undertake.

(m) To invest the capital and other monies of the Company in the purchase or upon the security of shares, stocks, debentures, debenture stock, bonds, bills, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wheresoever constituted or carrying on business and in the purchase or upon the security of shares, stocks, debentures, debenture stock, bonds, bills, mortgages, obligations, and securities of any kind issued or guaranteed by any government, state, dominion, colony, sovereign, ruler, commissioners, trust, public, municipal, local or other authority or body of whatsoever nature wheresoever situated.

(n) To acquire any such shares, stocks, debentures, debenture stock, bonds, bills, mortgages, obligations and securities by subscription, syndicate participation, tender, purchase, exchange or otherwise, and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.

(o) To sell, realise, vary and transpose any investments or other property for the time being of the Company as may be deemed expedient.

(p) To buy, acquire, sell, manufacture, repair, convert, alter, take on hire, let on hire and deal in machinery, plant, works, implements, tools, rolling stock, goods, and things of any description.

(q) To act as managers, consultants, supervisors and agents of other companies or undertakings and to provide for such companies or undertakings, managerial, advisory, technical, purchasing, selling and other services; and to enter into such agreements as are necessary or advisable in connection with the foregoing.

(r) To establish or promote or concur in establishing or promoting any company or companies for the purposes of acquiring all or any of the property, rights and liabilities of the Company or for any other purpose which may seem directly or indirectly calculated to benefit the Company and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the shares, debentures or other securities of any such other company.

(s) To adopt such means of making known the products of the Company as may seem expedient, and in particular by advertising in the press, by circulars, by purchase and exhibition or works of art or interest, by publication of books and periodicals and by granting prizes, rewards and donations.

(t) To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company, or which the Company shall consider to be preliminary thereto.

(u) To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

(v) To acquire and undertake the whole or any part of the business, property, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on, or which can be conveniently carried on in connection with the same, or may seem calculated directly or indirectly to benefit the Company.

(w) To employ the funds of the Company in the development and expansion of the business of the Company and all or any of its subsidiary or associated companies and in any other company whether now existing or hereafter to be formed and engaged in any like business of the Company or any of its subsidiary or associated companies or of any other industry ancillary thereto or which can conveniently be carried on in connection therewith.

(x) To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any part of the property, undertaking, rights or assets of the Company and for such consideration as the Company might think fit. Generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

(y) To undertake and carry on all kinds of trust and agency business and to act as managers of any syndicate.

(z)  To  employ  experts  to  investigate   and  examine  into  the  conditions,
     prospects, value, character and circumstances of any business concerns and undertakings, and generally of any assets, property or rights.

(aa) To purchase, take on lease or in exchange, or otherwise acquire and hold for investment any estate or interest in any lands, buildings, easements, rights, privileges, concessions, grants, patents, trade marks and any real and personal property of any kind.

(bb) To borrow and raise money and to secure or discharge in any manner any debt or obligation of any kind of or binding on the Company and in particular but without limitation by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company or by the creation and issue on such terms and conditions as may be thought expedient of debentures, debenture stock or other securities of any description.

(cc) To draw, make, accept, endorse, discount, negotiate, execute and issue and to buy, sell and deal with bills of exchange, promissory notes and other negotiable or transferable instruments. Provided always that nothing herein contained shall empower the Company to act as stock and share brokers or dealers.

(dd) To amalgamate or enter into partnership or any joint purpose or profit-sharing arrangement with and to co-operate in any way with or assist or subsidise any company, firm or person, and to purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any person, body or company carrying on any business which this Company is authorised to carry on or possessed of any investments or other property suitable for the purposes of the Company.

(ee) To lend money and grant or provide credit and financial accommodation to any company firm or person either with or without security and upon such terms as may seem expedient.

(ff) To enter into any guarantee or contract of indemnity or suretyship and in particular (without limitation) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of any person, firm or company.

(gg) To accept stock or shares in, or the debentures, mortgages or other securities of any other company in payment or part payment for any services rendered, or for any sale made to, or debt owing from any such company, whether such shares shall be wholly or only partly paid up, and to hold and retain or re-issue with or without guarantee, or sell, mortgage or deal with any stock, shares, debentures, mortgages or other securities so received, and to give by way of consideration for any of the acts and things aforesaid, or property acquired, any stock, shares, debentures, mortgages or other securities of this or any other company.

(hh) To procure the registration or incorporation of the Company in or under the laws of any place outside the State.

(ii) To amalgamate with any other company.

(jj) To apply for, purchase or otherwise acquire any patents, brevets d'invention, licences, trade marks, technology and know-how and the like conferring any exclusive or non-exclusive or limited right to use or any secret or other information as to any invention or technology which may seem capable of being used, for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

(kk) To subscribe or guarantee money for any national, charitable, benevolent, public, general or useful object or for any exhibition, or for any purpose which may be considered likely directly or indirectly to further the objects of the Company or the interests of its members.

(ll) To make such provision for the education and training of employees and prospective employees of the Company and others as may seem to the Company to be advantageous to or calculated, whether directly or indirectly, to advance the interests of the Company or any member thereof.

(mm) To grant pensions or gratuities to any employees or ex-employees and to officers and ex-officers (including directors and ex-directors) of the Company or its predecessors in business, or the relations, connections, or dependants of any such persons, and to establish or support associations, institutions, clubs, funds and trusts which may be considered calculated to benefit any such persons or otherwise advance the interests of the Company or of its members.

(nn) To remunerate by cash payment or allotment of shares or securities of the Company credited as fully paid-up or otherwise, any person or company for services rendered or to be rendered to the Company, whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company's capital or any debentures or other securities of the Company, or in or about the formation or promotion of the Company.

(oo) To provide for the welfare of persons in the employment of, or holding office under, or formerly in the employment of, or holding office under the Company, or its predecessors in business, or any directors or ex-directors of the Company, and the wives, widows and families, dependants or connections of such persons, by grants of money, pensions or other payments, and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of any such persons, and by providing or subscribing towards places of instruction and recreation, and hospitals, dispensaries, medical and other attendances, and other assistance, as the Company shall think fit, and to form, subscribe to or otherwise aid, charitable, benevolent, religious, scientific, national, or other institutions, exhibitions or objects, which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operations or otherwise.

(pp) To do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others.

(qq) To obtain any Ministerial order or licence or any provisional order or Act of the Oireachtas or Charter for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

(rr) To enter into any arrangement with any government or local or other authority that may seem conducive to the Company's objects or any of them, and to obtain from any such government, or authority, any rights, privileges and concessions which the Company may think it desirable to obtain, and to carry out, and to exercise and comply with the same.

(ss) To distribute in specie or otherwise as may be resolved, any assets of the Company among its members, and particularly the shares, debentures or other securities of any other company formed to take over the whole or any part of the assets or liabilities of this Company.

(tt) To do all such other things as may be considered to be incidental or conducive to the above objects or any of them.

And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this Clause (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in anywise limited by reference to any other paragraph or the order in which the same occur or the name of the Company nor shall any express statement in any object that it is an object of the Company be taken to mean or imply that any object not expressly stated to be such is not an object of the Company.

4.   The liability of the members is limited.

5. The share capital of the Company is US$187,500 and IR(pound)30,000 divided into 75,000,000 shares of US$0.0025 each and 30,000 shares of IR(pound)1 each.

We, the several persons whose names, and addresses are subscribed, wish to be formed into a Company in pursuance of this Memorandum of Association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.



Names, Addresses and Descriptions                      Number of
of Subscribers                                         Shares taken
                                                       by each Subscriber.

Robert Burke                                               One
33 Brook Court
Monkstown
Co Dublin

Solicitor


Olivia McCann                                              One
Wakefield House
York Road
Dun Laoghaire
Co Dublin

Solicitor


Total Shares taken:                                        Two


Dated the 14th day of June 1993.


Witness to the above signatures:-            Liam Carney
                                             Solicitor
                                             2 Harbourmaster Place
                                             Custom House Dock
                                             Dublin 1

                          COMPANIES ACTS, 1963 TO 1990


                       A PUBLIC COMPANY LIMITED BY SHARES




                             ARTICLES OF ASSOCIATION


                                       OF


                     SAVILLE SYSTEMS PUBLIC LIMITED COMPANY
                              (as of May 18, 1999)


                              PART I - PRELIMINARY


1.   Interpretation.

2.

(a) In these Articles:

"the Acts" means the Companies Acts, 1963 to 1990;

"the 1963 Act" means the Companies Act, 1963;

"the 1983 Act" means the Companies (Amendment) Act, 1983;

"the 1990 Act" means the Companies Act, 1990;

"these Articles" means these articles of association as altered from time to time;

"the Auditors" means the auditors for the time being of the Company;

"the Company" means the company (Registration number 204196) whose name appears in the heading to these Articles;

"Clear Days" means in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

"the Directors" means the directors for the time being of the Company or any of them acting as the board of directors of the Company;

"the Holder" means, in relation to any share, the member whose name is entered in the Register as the holder of the share;

"the Office" means the registered office for the time being of the Company;

"the Register" means the register of members to be kept as required by the Acts;

"the Seal" means the common seal of the Company or (where relevant) the official securities seal kept by the Company pursuant to the Acts;

"the Secretary" means the secretary of the Company and any person appointed to perform the duties of the Secretary of the Company;

"the State" means the Republic of Ireland;

"Stock Exchange Nominee" bears the meaning given to such expression by section 1 of the Companies (Amendment) Act, 1977;

"warrant to subscribe" means a warrant or certificate or similar document indicating the right of the registered holder thereof (other than under a share option scheme for employees) to subscribe for shares in the Company.

(b) Expressions in these Articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form. Expressions in these Articles referring to execution of any document shall include any mode of execution whether under seal or under hand.

(c) Unless specifically defined herein or the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Acts but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

(d) The headings and captions included in these Articles are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of these Articles.

(e) References in these Articles to any enactment or any section or provision thereof shall mean such enactment, section or provision as the same may be amended from time to time and be for the time being in force.

(f) In these Articles the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

(g) Unless the contrary intention appears, any reference to an Article shall be construed as a reference to an Article of these Articles and any reference in an Article to a paragraph or sub-paragraph shall be construed as a reference to a paragraph of the Article or (as the case may be) a sub-paragraph of the paragraph in which the reference is contained.

(h) References in these Articles to pounds or pence or "IR(pound)" or "p" shall mean the currency, for the time being, of the Republic of Ireland.

(i) The regulations contained in Table A in the First Schedule to the 1963 Act shall not apply to the Company.

                       PART II - SHARE CAPITAL AND RIGHTS

2.   Share capital.

(A) The capital of the Company is US$187,500 and IR(pound)30,000 divided into 75,000,000 Ordinary Shares of US$0.0025 each and 30,000 Deferred Shares of IR(pound)1 each;

(B)  The rights attached to the Deferred Shares shall be as follows:

     (i) on a repayment of capital in a liquidation the Holders of Deferred Shares shall be entitled, after the repayment to the Holders of Ordinary Shares of the amount paid up thereon together with, in the case of each of such Holders, an additional sum of US$100,000 for every US$0.000025 paid up on each Ordinary Share held by such Holder, to repayment of the amount paid up on each Deferred Share held by such Holder but shall not be entitled to participate in any surplus remaining after such payment, which surplus shall belong to the Holders of Ordinary Shares according to the amounts paid up thereon;

     (ii) save as aforesaid, the Holders of the Irish Pound Deferred Shares shall not be entitled to any dividend or other distribution of any kind;

     (iii)the Irish Pound Deferred Shares shall not entitle the Holders thereof to receive notice of or to attend or vote at general meetings of the Company.

(C)

     (i) The Company may at any time or times acquire all or any of the fully paid Deferred Shares otherwise than for valuable consideration in accordance with Section 41(2) of the 1983 Act and without the sanction of the Holders thereof. If at any time the Company determines to acquire less than all of the Deferred Shares in issue at such time, it shall acquire from each Holder of such Deferred Shares the same proportion of his holding thereof (as nearly as may be without creating fractions) as the proportion which by the total number of such shares proposed to be acquired by the Company bears to the total number thereof in issue. In order to acquire Deferred Shares as aforesaid the Company shall give written notice to each Holder of Deferred Shares specifying the number of Deferred Shares which the Company proposes to acquire from him and the date (the "Acquisition Date") on which such acquisition is to take effect, and such acquisition shall take effect on the date so specified. If so required by the Company, each Holder of Deferred Shares shall, if he has not already done so, deposit with the Secretary at the Office by such date as the Company shall specify the certificate(s) representing the Deferred Shares acquired or to be acquired from him or, if such certificate had been lost or destroyed, produce to the Company satisfactory evidence as to such loss or destruction and an indemnity in respect thereof in a form satisfactory to the Directors. If appropriate, the Company shall despatch certificates for any balance of the Deferred Shares represented by the certificates deposited with the Secretary as aforesaid but not acquired by the Company. For the purpose of any such acquisition, the Company shall be deemed to have irrevocable authority from each Holder of Deferred Shares to appoint any person to execute on behalf of such Holder at any time on or after the Acquisition Date a transfer of any Deferred Shares acquired by the Company from such Holder to the Company or such other person as the Company may nominate. In accordance with subsection (3) of Section 43 of the 1983 Act, the Company shall, not later than three years after any acquisition by it of any Deferred Shares as aforesaid, cancel such shares (except those which it shall have previously disposed of or those in which the Company shall have previously disposed of an interest) and reduce the amount of the share capital by the nominal value of the shares so cancelled, and the Directors may take such steps as are requisite to enable the Company to carry out its obligations under that subsection without complying with Sections 72 and 73 of the 1963 Act.

     (ii) Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the Deferred Shares nor the cancellation thereof by the Company in accordance with paragraph 2(C)(i) of this Article shall constitute a variation or abrogation of the rights or privileges attached to the Deferred Shares, and accordingly the Deferred Shares or any of them may be so acquired and cancelled without any such consent or sanction on the part of the Holders thereof as is referred to in Article 5.

3.   Rights of shares on issue.

Without prejudice to any special rights conferred on the Holders of any existing shares or class of shares and subject to the provisions of the Acts, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.

4.   Redeemable shares.

Subject to the provisions of the Acts, any shares may be issued on the terms that they are, or are liable at the option of the Company or the Holder, to be redeemed on such terms and in such manner as may be provided by these Articles. Subject as aforesaid, the Company may cancel any shares so redeemed or may hold them as treasury shares and re-issue any such treasury shares as shares of any class or classes or cancel them.

5.   Variation of rights.

(a) Whenever the share capital is divided into different classes of shares, the rights attached to any class may be varied or abrogated with the consent in writing of the Holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the Holders of the shares of the class, and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. The quorum at any such separate general meeting, other than an adjourned meeting, shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question and the quorum at an adjourned meeting shall be one person holding shares of the class in question or his proxy.

(b) The rights conferred on Holders of Deferred Shares shall not be deemed to be varied or abrogated by the creation or issue of further shares ranking in priority to such shares or by the alteration of the rights attaching to any other class of shares of the Company. In addition, neither the passing by the Company of any special resolution for the cancellation of all or any of the Deferred Shares for no consideration by means of a reduction of capital requiring the confirmation of the Court nor the obtaining by the Company nor the making by the Court of an order confirming any such reduction of capital nor the making effective of such an order shall constitute a variation or abrogation of the rights attaching to the Deferred Shares, and, accordingly, the Deferred Shares may at any time be cancelled for no consideration by means of a reduction of capital effected in accordance with the Acts without any such sanction on the part of the Holders of the Deferred Shares as is referred to in paragraph (a).

(c) The rights conferred upon the Holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by these Articles or the terms of the issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.

6.   Trusts not recognised.

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder: this shall not preclude the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

7.   Disclosure of interests.

(a) Notwithstanding the provisions of the immediately preceding Article, the Directors, at any time and from time to time if, in their absolute discretion, they consider it to be in the interests of the Company to do so, may give a notice to the Holder or Holders of any share (or any of them) requiring such Holder or Holders to notify the Company in writing within such period as may be specified in such notice (which shall not be less than twenty-eight days from the date of service of such notice) of full and accurate particulars of all or any of the following matters, namely:-

     (i)  his interest in such share;

     (ii) if his interest in the share does not consist of the entire beneficial interest in it, the interests of all persons having any beneficial interest in the share (provided that one joint Holder of a share shall not be obliged to give particulars of interests of persons in the share which arise only through another joint Holder); and

     (iii)any arrangements (whether legally binding or not) entered into by him or any person having any beneficial interest in the share whereby it has been agreed or undertaken or the Holder of such share can be required to transfer the share or any interest therein to any person (other than a joint Holder of the share) or to act in relation to any meeting of the Company or of any class of shares of the Company in a particular way or in accordance with the wishes or directions of any other person (other than a person who is a joint Holder of such share).

(b) If, pursuant to any notice given under paragraph (a), the person stated to own any beneficial interest in a share or the person in favour of whom any Holder (or other person having any beneficial interest in the share) has entered into any arrangements referred to in sub-paragraph (a) (iii), is a body corporate, trust, society or any other legal entity or association of individuals and/or entities, the Directors, at any time and from time to time if, in their absolute discretion, they consider it to be in the best interests of the Company to do so, may give a notice to the Holder or Holders of such share (or any of them) requiring such Holder or Holders to notify the Company in writing within such period as may be specified in such notice (which shall not be less than twenty-eight days from the date of service of such notice) of full and accurate particulars of the names and addresses of the individuals who control (whether directly or indirectly and through any number of vehicles, entities or arrangements) the beneficial ownership of all the shares, interests, units or other measure of ownership of such body corporate, trust, society or other entity or association wherever the same shall be incorporated, registered or domiciled or wherever such individuals shall reside provided that if at any stage of such chain of ownership the beneficial interest in any share shall be established to the satisfaction of the Directors to be in the ownership of any body corporate any of whose share capital is listed or dealt in or quoted on any bona fide stock exchange, unlisted securities market or over-the-counter securities market, it shall not be necessary to disclose details of the individuals ultimately controlling the beneficial interests in the shares of such body corporate.

(c)  The Directors, if they think fit, may give notices under paragraphs (a) and
     (b) at the same time on the basis that the notice given pursuant to paragraph (b) shall be contingent upon disclosure of certain facts pursuant to a notice given pursuant to paragraph (a).

(d) The Directors may require (before or after the receipt of any written particulars under this Article) any such particulars to be verified by statutory declaration.

(e) The Directors may serve any notice pursuant to the terms of this Article irrespective of whether or not the Holder on whom it shall be served may be dead, bankrupt, insolvent or otherwise incapacitated and no such incapacity or any unavailability of information or inconvenience or hardship in obtaining the same shall be a satisfactory reason for failure to comply with any such notice provided that if the Directors in their absolute discretion think fit, they may waive compliance in whole or in part with any notice given under this Article in respect of a share in any case of bona fide unavailability of information or genuine hardship or where they otherwise think fit but no such waiver shall in any way prejudice or affect any non-compliance not so waived whether by the Holder concerned or any other joint Holder of the share or by any person to whom a notice may be given at any time.

(f) For the purpose of establishing whether or not the terms of any notice served under this Article shall have been complied with the decision of the Directors in this regard shall be final and conclusive and shall bind all persons interested.

(g) The provisions in this Article are in addition to, and do not limit, any other right or power of the Company, including any right vested in or power granted to the Company by the Acts.

8.   Allotment of shares.

(a) Subject to the provisions of these Articles relating to new shares, the shares shall be at the disposal of the Directors and (subject to the provisions of the Acts) they may allot, grant options over or otherwise dispose of them to such persons on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount and so that, except as permitted by the Acts, no share shall be allotted unless paid up at least as to one-quarter of the nominal amount of the share and the whole of any premium on it.

(b) The Company may issue warrants to subscribe (by whatever name they are called) to any person to whom the Company has granted the right to subscribe for shares in the Company (other than under a share option scheme for employees) certifying the right of the registered holder thereof to subscribe for shares in the Company upon such terms and conditions as the right may have been granted.

9.   Payment of commission.

The Company may exercise the powers of paying commissions conferred by the Acts. Subject to the provisions of the Acts, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. On any issue of shares the Company may also pay such brokerage as may be lawful.

10.  Payment by instalments.

If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the Holder of the share.


                          PART III - SHARE CERTIFICATES

11.  Issue of certificates.

Every member (except a Stock Exchange Nominee in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled without payment to receive within two months after allotment or lodgement of a transfer to him of the shares in respect of which he is so registered (or within such other period as the conditions of issue shall provide) one certificate for all the shares of each class held by him or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the Directors may determine provided that the Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint Holder shall be a sufficient delivery to all of them. The Company shall not be bound to register more than four persons as joint Holders of any share (except in the case of executors or trustees of a deceased member). Every certificate shall be sealed with the Seal and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon.

12.  Balance and exchange certificates.

(a) Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and a new certificate for the balance of such shares shall be issued in lieu without charge.

(b) Any two or more certificates representing shares of any one class held by any member at his request may be cancelled and a single new certificate for such shares issued in lieu, without charge unless the Directors otherwise determine. If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may comply, if they think fit, with such request.

13.  Replacement of certificates.

If a share certificate is defaced, worn out, lost, stolen or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity and payment of any exceptional expenses incurred by the Company in investigating evidence or in relation to any indemnity as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.


                            PART IV - LIEN ON SHARES

14.  Extent of lien.

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The Directors, at any time, may declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to all moneys payable in respect of it.

15.  Power of sale.

The Company may sell in such manner as the Directors determine any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen Clear Days after notice demanding payment, and stating that if the notice is not complied with the shares may be sold, has been given to the Holder of the share or to the person entitled to it by reason of the death or bankruptcy of the Holder.

16.  Power to effect transfer.

To give effect to a sale the Directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The transferee shall be entered in the Register as the Holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

17.  Proceeds of sale.

The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) shall be paid to the person entitled to the shares at the date of the sale.


                     PART V - CALLS ON SHARES AND FORFEITURE

18.  Making of calls.

Subject to the terms of allotment, the Directors may make calls upon the members in respect of any moneys unpaid on their shares and each member (subject to receiving at least fourteen Clear Days' notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

19.  Time of call.

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

20.  Liability of joint Holders.

The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

21.  Interest on calls.

If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at such rate, not exceeding 15 per cent per annum as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

22.  Instalments treated as calls.

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

23.  Power to differentiate.

Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the Holders in the amounts and times of payment of calls on their shares.

24.  Interest on moneys advanced.

The Directors, if they think fit, may receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the Company in general meeting otherwise directs) ten per cent. per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

25.  Notice requiring payment.

(a) If a member fails to pay any call or instalment of a call on or before the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

(b) The notice shall name a further day (not earlier than the expiration of fourteen Clear Days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

(c) If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

(d) On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the Holder, or one of the Holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

26.  Power of disposal.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the share to that person. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and thereupon he shall be registered as the Holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

27.  Effect of forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but nevertheless shall remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

28.  Statutory declaration.

A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

29.  Non-payment of sums due on share issues.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.


                    PART VI - CONVERSION OF SHARES INTO STOCK

30.  Conversion of shares into stock.

The Company by ordinary resolution may convert any paid up shares into stock and reconvert any stock into paid up shares of any denomination.

31.  Transfer of stock.

The Holders of stock may transfer the same or any part thereof, in the same manner, and subject to the same regulations, as and subject to which the shares from which the stock arose might have been transferred before conversion, or as near thereto as circumstances admit; and the Directors may fix from time to time the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of each share from which the stock arose.

32.  Rights of stockholders.

(a) The Holders of stock shall have, according to the amount of stock held by them, the same rights, privileges and advantages in relation to dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such right, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which, if existing in shares, would not have conferred that right, privilege or advantage.

(b) Such of these Articles as are applicable to paid up shares shall apply to stock, and the words "share" and "shareholder" therein shall include "stock" and "stockholder".


                          PART VII - TRANSFER OF SHARES

33.  Form of instrument of transfer.

Subject to such of the restrictions of these Articles and to such of the conditions of issue as may be applicable, the shares of any member may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

34.  Execution of instrument of transfer.

The instrument of transfer of any share shall be executed by or on behalf of the transferor and, in cases where the share is not fully paid, by or on behalf of the transferee. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered in the Register in respect thereof.

35.  Refusal to register transfers.

(a) The Directors in their absolute discretion and without assigning any reason therefor may decline to register any transfer of a share which is not fully paid, provided that the Directors shall not refuse to register any transfer of partly paid shares which are listed or dealt in on any regulated market of The Irish Stock Exchange Limited or of the London Stock Exchange Limited on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.

(b)  The Directors may decline to recognise any instrument of transfer unless :-

     (i) the instrument of transfer is accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (save where the transferor is a Stock Exchange Nominee);

     (ii) the instrument of transfer is in respect of one class of share only;

     (iii)the instrument of transfer is in favour of not more than four transferees; and

     (iv) it is lodged at the Office or at such other place as the Directors may appoint.

36.  Procedure on refusal.

If the Directors refuse to register a transfer then, within two months after the date on which the transfer was lodged with the Company, they shall send to the transferee notice of the refusal.

37.  Closing of transfer books.

The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in each year) as the Directors may determine.

38.  Absence of registration fees.

No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

39.  Retention of transfer instruments.

The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.


40.  Renunciation of allotment.

Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by the allottee in favour of some other person.


                       PART VIII - TRANSMISSION OF SHARES

41.  Death of member.

If a member dies the survivor or survivors where he was a joint Holder, and his personal representatives where he was a sole Holder or the only survivor of joint Holders, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

42.  Transmission on death or bankruptcy.

A person becoming entitled to a share in consequence of the death or bankruptcy of a member may elect, upon such evidence being produced as the Directors may properly require, either to become the Holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the Holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

43.  Rights before registration.

A person becoming entitled to a share by reason of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall have the rights to which he would be entitled if he were the Holder of the share, except that, before being registered as the Holder of the share, he shall not be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the Holders of any class of shares in the Company, so, however, that the Directors, at any time, may give notice requiring any such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within ninety days, the Directors thereupon may withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.


                      PART IX - ALTERATION OF SHARE CAPITAL

44.  Increase of capital.

(a) The Company from time to time by ordinary resolution may increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

(b) Subject to the provisions of the Acts, the new shares shall be issued to such persons, upon any such terms and conditions and with any such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof may direct.

(c) Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new shares shall be considered part of the pre-existing ordinary capital and shall be subject to the provisions herein contained with reference to calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

45.  Consolidation, sub-division and cancellation of capital.

The Company, by ordinary resolution, may:-

(a) consolidate and divide all or any of its share capital into shares of larger amount;

(b) subject to the provisions of the Acts, subdivide its shares, or any of them, into shares of smaller amount, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived (and so that the resolution whereby any share is sub-divided may determine that, as between the Holders of the shares resulting from such sub-division, one or more of the shares may have, as compared with the others, any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares); or

(c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.

46.  Fractions on consolidation.

Subject to the provisions of these Articles, whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may sell, on behalf of those members, the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those members (except that the Directors may in such event determine that amounts of or equivalent to IR(pound)3 or less shall not be so distributed but shall be retained for the benefit of the Company), and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

47.  Reduction of capital.

The Company, by special resolution, may reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required, by law.

48.  Purchase of shares.

Subject to the provisions of the Acts and of these Articles, the Company may purchase all or any of its own shares of any class, including any redeemable shares. The Company shall not exercise any authority granted under Section 215 of the 1990 Act to make market purchases of its own shares unless the authority required by such Section shall have been granted by a special resolution of the Company. The Company shall not be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between the holders of shares of different classes. Subject as aforesaid, the Company may cancel any shares so purchased or may hold them as treasury shares and reissue any such treasury shares as shares of any class or classes or cancel them. Notwithstanding anything to the contrary contained in these Articles, the rights attached to any class of shares shall be deemed not to be varied by anything done by the Company pursuant to this Article.


                            PART X - GENERAL MEETINGS

49.  Annual general meetings.

The Company shall hold in each year a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting and that of the next.

50.  Extraordinary general meetings.

All general meetings other than annual general meetings shall be called extraordinary general meetings.

51.  Convening general meetings.

The Directors may convene general meetings. Extraordinary general meetings may also be convened on such requisition, or in default may be convened by such requisitionists, and in such manner as may be provided by the Acts. If at any time there are not within the State sufficient Directors capable of acting to form a quorum, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

52.  Notice of general meetings.

(a) Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one Clear Days' notice and all other extraordinary general meetings shall be called by at least fourteen Clear Days' notice.

(b) Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the Company. It shall also give particulars of any Directors who are to retire by rotation or otherwise at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting, or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Subject to any restrictions imposed on any shares, the notice shall be given to all the members and to the Directors and the Auditors.

(c) The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

(d) Where, by any provision contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors of the Company have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Acts permit) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Acts.


                    PART XI - PROCEEDINGS AT GENERAL MEETINGS

53.  Quorum for general meetings.

(a) No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Except as provided in relation to an adjourned meeting, three persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporate member, shall be a quorum.

(b) If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such time and place as the Directors may determine. If at the adjourned meeting such a quorum is not present within half an hour from the time appointed for the meeting, the meeting, if convened otherwise than by resolution of the Directors, shall be dissolved, but if the meeting shall have been convened by resolution of the Directors, two persons entitled to be counted in a quorum present at the meeting shall be a quorum.

54.  Special business.

All business shall be deemed special that is transacted at an extraordinary general meeting. All business that is transacted at an annual general meeting shall also be deemed special, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and reports of the Directors and Auditors, the election of Directors in the place of those retiring, the fixing of the remuneration of the Directors, the re-appointment of the retiring Auditors and the fixing of the remuneration of the Auditors.

55.  Chairman of general meetings.

(a) The chairman of the board of Directors or, in his absence, the deputy chairman (if any) or, in his absence, some other Director nominated by the Directors shall preside as chairman at every general meeting of the Company. If at any general meeting none of such persons shall be present within fifteen minutes after the time appointed for the holding of the meeting and willing to act, the Directors present shall elect one of their number to be chairman of the meeting and, if there is only one Director present and willing to act, he shall be chairman.

(b) If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of the members personally present to be chairman of the meeting.

56.  Directors' and Auditors' right to attend general meetings.

A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company. The Auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as the Auditors.

57.  Adjournment of general meetings.

The chairman, with the consent of a meeting at which a quorum is present, may (and if so directed by the meeting, shall) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for fourteen days or more or sine die, at least seven Clear Days' notice shall be given specifying the time and meeting and the general nature of the business to be transacted. Save as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

58.  Determination of resolutions.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Unless a poll is so demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn before the poll is taken but only with the consent of the chairman, and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

59.  Entitlement to demand poll.

Subject to the provisions of the Acts, a poll may be demanded:-

(a)  by the chairman of the meeting;

(b) by at least three members present (in person or by proxy) having the right to vote at the meeting;

(c) by any member or members present (in person or by proxy) representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d) by a member or members present (in person or by proxy) holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

60.  Taking of a poll.

(a) Save as provided in paragraph (b) of this Article, a poll shall be taken in such manner as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

(b) A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time (not being more than thirty days after the poll is demanded) and place as the chairman of the meeting may direct. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

(c) No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven Clear Days' notice shall be given specifying the time and place at which the poll is to be taken.

61.  Votes of members.

Votes may be given either personally or by proxy. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person and every proxy shall have one vote, so, however, that no individual shall have more than one vote, and on a poll every member shall have one vote for every share carrying voting rights of which he is the Holder. On a poll a member entitled to more than one vote need not cast all his votes or cast in the same way all the votes cast by him.

62.  Chairman's casting vote.

Where there is an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to any other vote he may have.

63.  Voting by joint Holders.

Where there are joint Holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, in respect of such share shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose seniority shall be determined by the order in which the names of the Holders stand in the Register in respect of the share.

64.  Voting by incapacitated Holders.

A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in the State or elsewhere) in matters concerning mental disorder, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

65.  Default in payment of calls.

Unless the Directors otherwise determine, no member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of shares in the Company, either in person or by proxy, or to exercise any privilege as a member in respect of any share held by him unless all moneys then payable by him in respect of that share have been paid.

66.  Restriction of voting and other rights.

(a) If at any time the Directors shall determine that a Specified Event (as defined in paragraph (g)) shall have occurred in relation to any share or shares the Directors may serve a notice to such effect on the Holder or Holders thereof. Upon the expiry of 14 days from the service of any such notice (in these Articles referred to as a "Restriction Notice"), for so long as such Restriction Notice shall remain in force:-

     (i) no Holder or Holders of the share or shares specified in such Restriction Notice (in these Articles referred to as "Specified Shares") shall be entitled to attend, speak or vote either personally, by representative or by proxy at any general meeting of the Company or at any separate general meeting of the Holders of the class of shares concerned or to exercise any other right conferred by membership in relation to any such meeting; and

     (ii) the Directors shall, where the Specified Shares represent not less than 0.25 per cent of the class of shares concerned, be entitled:-

          A. to withhold payment of any dividend or other amount payable (including shares issuable in lieu of dividends) in respect of the Specified Shares; and/or

          B. where the Specified Event concerned is the event described in sub-paragraph (i) or (iii) of paragraph (g), to refuse to register any transfer of the Specified Shares or any renunciation of any allotment of new shares or debentures made in respect thereof unless such transfer or renunciation is shown to the satisfaction of the Directors to be an arm's length transfer or renunciation to another beneficial owner unconnected with the Holder or any person appearing to have an interest in the Specified Shares (subject always to the provisions of paragraph
               (h)).

(b) A Restriction Notice shall be cancelled by the Directors as soon as reasonably practicable, but in any event not later than forty-eight hours, after the Holder or Holders concerned shall have remedied the default by virtue of which the Specified Event shall have occurred. A Restriction Notice in respect of any Specified Share shall automatically cease to have effect in respect of any share transferred at arm's length to an unconnected third party upon registration of the relevant transfer provided that a Restriction Notice shall not cease to have effect in respect of any transfer where no change in the beneficial ownership of the Specified Share shall occur and for this purpose it shall be assumed that no such change has occurred where a transfer form in respect of the Specified Share is presented for registration having been stamped at a reduced rate of stamp duty by virtue of the transferor or transferee claiming to be entitled to such reduced rate as a result of the transfer being one where no beneficial interest passes.

(c) The Directors shall cause a notation to be made in the Register against the name of any Holder or Holders in respect of whom a Restriction Notice shall have been served indicating the number of Specified Shares specified in such Restriction Notice and shall cause such notation to be deleted upon cancellation or cesser of such Restriction Notice.

(d) Any determination of the Directors and any notice served by them pursuant to the provisions of this Article shall be conclusive as against the Holder or Holders of any share and the validity of any notice served by the Directors in pursuance of this Article shall not be questioned by any person.

(e) If, while any Restriction Notice shall remain in force in respect of any Specified Shares, any further shares shall be issued in respect thereof pursuant to a capitalisation issue under these Articles, the Restriction Notice shall be deemed also to apply to such Holder or Holders in respect of such further shares which shall as from the date of issue thereof form part of the Specified Shares for all purposes of this Article.

(f) On the cancellation of any Restriction Notice, the Company shall pay to the Holder (or, in the case of joint Holders, the first named Holder) on the Register in respect of the Specified Shares as of the record date for any such dividend so withheld, all such amounts as have been withheld pursuant to the provisions of this Article subject always to the provisions of
     Article 112 which shall be deemed to apply, mutatis mutandis, to any amount so withheld.

(g) For the purpose of these Articles the expression "Specified Event" in relation to any share shall mean either of the following events:-

     (i) the failure of the Holder or Holders thereof to pay any call or instalment of a call in the manner and at the time appointed for payment thereof;

     (ii) the failure by the Holder thereof or any of the Holders thereof to comply, to the satisfaction of the Directors, with all or any of the terms of Article 7 in respect of any notice or notices given to him or any of them thereunder; or

     (iii)the failure by the Holder thereof or any of the Holders thereof to comply, to the satisfaction of the Directors, with the terms of any notice given to him or any of them pursuant to the provisions of
          Section 81 of the 1990 Act.

(h) For the purposes of paragraph (a)(ii)B, the Directors shall be required to accept, as an arm's length transfer to another unconnected beneficial owner, any transfer of a share which is presented for registration in pursuance of:-

     (i) any bona fide sale made on any bona fide stock exchange, unlisted securities market or over-the-counter exchange; or

     (ii) the acceptance of any general offer made to all the Holders of any class of shares in the capital of the Company.

67.  Time for objection to voting.

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered and every vote not disallowed at such meeting shall be valid. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

68.  Appointment of proxy.

(a) Every member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf. The instrument appointing a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the appointor. The signature on such instrument need not be witnessed. A body corporate may execute a form of proxy under its common seal or under the hand of a duly authorised officer thereof. A proxy need not be a member of the Company.

(b) The Directors may, if they think fit, at any time and from time to time permit the appointment and revocation of proxies to be made or transmitted by telex or facsimile upon and subject to such terms and conditions as the Directors shall determine, and the provisions of paragraph (a) and of Articles 70 and 71 shall be deemed not to apply to any appointment or revocation of a proxy made or transmitted in accordance with any such permission to the extent that those provisions are inconsistent with that permission.

69.  Bodies corporate acting by representatives at meetings.

Any body corporate which is a member of the Company may by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company.

70.  Deposit and effect of proxy instruments.

(a) The instrument appointing a proxy and any authority under which it is executed (or a copy of such authority, certified notarially or in some other way approved by the Directors), shall be deposited at the Office or (at the option of the member) at such other place or one of such other places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting (or any instrument of proxy sent out by the Company in relation to the meeting) not less than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid. Provided that:-

     (i) in the case of a meeting which is adjourned to, or a poll which is to be taken on, a date which is less than seven days after the date of the meeting which was adjourned or at which the poll was demanded, it shall be sufficient if the instrument of proxy and any such authority and certification thereof as aforesaid is lodged with the Secretary at the commencement of the adjourned meeting or the taking of the poll; and

     (ii) an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require to be delivered again for the purposes of any subsequent meeting to which it relates.

(b) Deposit of an instrument of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. The instrument appointing a proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

71.  Effect of revocation of proxy or of authorisation.

(a) A vote given or poll demanded by a proxy or the duly authorised representative of a body corporate shall be valid notwithstanding the previous death or insanity of the principal, or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed or of the resolution authorising the representative to act or the transfer of the share in respect of which the instrument of proxy or the authorisation of the representative to act was given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office, or at such other place or one of such other places (if any) at which the instrument of proxy could have been duly deposited, at least one hour before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used or at which the representative acts.

(b) The Directors may send, at the expense of the Company, by post or otherwise, to the members instruments of proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy.

72.  Members resolutions in writing.

Subject to Section 141 of the 1963 Act, a resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings (or being bodies corporate, by their duly authorised representatives) shall be as valid as if the same had been passed at a general meeting of the company duly convened and held and may consist of several documents in the like form each signed by one or more of such members.


                              PART XII - DIRECTORS

73.  Number of Directors.

Unless otherwise determined by the Company in general meeting, the number of Directors shall not be more than twelve nor less than two. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If there be no Director or Directors able or willing to act then any two shareholders may summon a general meeting for the purpose of appointing Directors.

74.  Share qualification.

A Director shall not require a share qualification.

75.  Ordinary remuneration of Directors.

The ordinary remuneration of the Directors shall be determined from time to time by an ordinary resolution of the Company and shall be divisible (unless such resolution shall provide otherwise) among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of the remuneration related to the period during which he has held office.

76.  Special remuneration of Directors.

Any Director who holds any executive office (including for this purpose the office of chairman or deputy chairman of the board of Directors) or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

77.  Expenses of Directors.

The Directors may be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the Holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.


                         PART XIII - POWERS OF DIRECTORS

78.  Directors' powers.

Subject to the provisions of the Acts, the memorandum of association of the Company and these Articles and to any directions given by the members given by ordinary resolution, not being inconsistent with these Articles or with the Acts, the business of the Company shall be managed by the Directors who may do all such acts and things and exercise all the powers of the Company as are not by the Act or by these Articles required to be done or exercised by the Company in general meeting. No alteration of the memorandum of association of the Company or of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

79.  Power to delegate.

Without prejudice to the generality of the last preceding Article, the Directors may delegate any of their powers to any managing Director or any Director holding any other executive office and to any committee consisting of one or more Directors together with such other persons (if any) as may be appointed to such committee by the Directors provided that a majority of the members of each committee appointed by the Directors shall at all times consist of Directors and that no resolution of any such committee shall be effective unless a majority of the members of the committee present at the meeting at which it was passed are Directors. Any such delegation may be made subject to any conditions that the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying.

80.  Appointment of attorneys.

The Directors, from time to time and at any time by power of attorney under seal, may appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit. Any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit and may authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

81.  Local management.

Without prejudice to the generality of Article 78, the Directors may establish any committees, local boards or agencies for managing any of the affairs of the Company, either in the State or elsewhere, and may appoint any persons to be members of such committees, local boards or agencies and may fix their remuneration and may delegate to any committee, local board or agent any of the powers, authorities and discretions vested in the Directors with power to sub-delegate and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith with any such committee, local board or agency, without notice of any such removal, annulment or variation shall be affected thereby.

82.  Borrowing powers.

The Directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property, assets, and uncalled capital or any part thereof and, subject to the Acts, to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

83.  Execution of negotiable instruments.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall determine from time to time by resolution.


               PART XIV - APPOINTMENT AND RETIREMENT OF DIRECTORS

84.  Classes of Directors.

(a) The Board of Directors shall be and is divided into three classes ("Classes"), namely Class I, Class II and Class III. No one Class shall have more than one Director more than any other Class. If a fraction is contained in the quotient arrived at by dividing by three the number of Directors holding office at any time, then, if such fraction is one-third, the extra Director shall be a member of Class II, and if such fraction is two-thirds, one of the two extra Directors shall be a member of Class I and the other shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

(b) The Directors holding office at the date of adoption of these Articles (the "initial Directors") shall be allocated amongst the Classes as follows:

       Class I:   William F. Cunningham
                  David P. Mixer
                  Fergus McGovern

       Class II:  John A. Blanchard
                  Brian E. Boyle
                  Richard A. Licursi
                  John W. Sidgmore

       Class III: John J. Boyle III
                  James B. Murray
                  Bruce A. Saville.

(c) Unless they or any of them shall have vacated office previously in accordance with the provisions of these Articles, the Directors in each Class shall retire from office at the third annual general meeting following the annual general meeting at which Directors in that Class were last elected; provided that each initial Director in Class I shall retire from office at the annual general meeting next following the end of the Company's financial year ending December 31, 1995; each initial Director in Class II shall retire from office at the annual general meeting next following the end of the Company's financial year ending December 31, 1996; and each initial Director in Class III shall retire from office at the annual general meeting next following the financial year ending December 31, 1997.

(d) A Director who retires at an annual general meeting may offer himself for re-election. The Company may, at the meeting at which a Director retires as aforesaid, fill the vacated office by electing a person thereto, and in default the retiring Director shall, if offering himself for re-election, be deemed to have been re-elected unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such Director has been put to the meeting and lost. A Director who retires at an annual general meeting and is not re-elected shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

(e) A retiring Director who is re-elected shall remain allocated to the Class to which he was allocated prior to his retirement. A person who is elected a Director in place of a retiring Director or who is appointed a Director by the members to fill a casual vacancy or in place of a Director removed from office under Article 88 shall be allocated to the Class to which the retiring Director, the vacating Director or, as the case may be, the Director so removed had been allocated. Subject to Article 84(a), a person who is appointed by the members as a Director under Article 73 or as an additional Director under Article 86 shall be allocated to such Class as the members may determine at the meeting at which he is appointed or, failing such determination, as the Directors shall determine. A Director who is appointed a Director by the Directors under any provisions of these Articles shall be allocated by the Directors to a Class the Directors in which will be required to retire from office at the next following annual general meeting.

85.  Eligibility for appointment.

(a) No person shall be elected or appointed a Director at any general meeting unless he is recommended by the Directors or, not less than seven nor more than forty two days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting has been given to the Company of the intention to propose that person for election or appointment stating the particulars which, if he were so elected or appointed, would be required to be included in the Company's register of Directors together with notice executed by that person of his willingness to be elected or appointed.

(b)  No Director shall be required to retire on account of age.

86.  Appointment of additional Directors.

Subject to any such appointment not causing the number of Directors fixed by or in accordance with these Articles to be exceeded and subject as otherwise provided by these Articles:

(a) the Company by ordinary resolution may appoint a person who is willing to act to be a Director either to fill a casual vacancy or as an additional Director; and

(b) the Directors may appoint a person who is willing to act to be a Director either to fill a casual vacancy or as an additional Director.


               PART XV - DISQUALIFICATION AND REMOVAL OF DIRECTORS

87.  Disqualification of Directors.

The office of a Director shall be vacated ipso facto if:-

(a) he ceases to be a Director or is prohibited from being a Director, by virtue of any provision of the Acts or if the court makes a declaration in respect of him under Section 150 of the 1990 Act;

(b) he becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c) in the opinion of a majority of his co-Directors, he becomes incapable by reason of mental disorder of discharging his duties as a Director;

(d) (not being a Director holding for a fixed term an executive office in his capacity as a Director) he resigns his office by notice to the Company;

(e) he is convicted of an indictable offence, unless the Directors otherwise determine;

(f) he shall have been absent for more than six consecutive months without permission of the Directors from meetings of the Directors held during that period and the Directors pass a resolution that by reason of such absence he has vacated office;

(g)  he is required in writing by all his co-Directors to resign.

88.  Removal of Directors.

The Company, by ordinary resolution of which extended notice has been given in accordance with the provisions of the Acts, may remove any Director before the expiry of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may, if thought fit, by ordinary resolution appoint another Director in his stead. Nothing in this Article shall be taken as depriving a person removed hereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director.


                   PART XVI - DIRECTORS' OFFICES AND INTERESTS

89.  Executive offices.

(a) The Directors may appoint one or more of their body to the office of Managing Director or Joint Managing Director or to any other executive office under the Company (including, where considered appropriate, the office of chairman) on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may revoke any such appointment at any time.

(b) A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another, as the Directors may determine.

(c) The appointment of any Director to the office of chairman or Managing or Joint Managing Director shall determine automatically if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(d) The appointment of any Director to any other executive office shall not determine automatically if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(e) A Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with his office of Director, and may act in a professional capacity to the Company, on such terms as to remuneration and otherwise as the Directors shall arrange.

90.  Directors' interests.

(a) Subject to the provisions of the Acts, and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:-

     (i) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or any subsidiary or associated company thereof or in which the Company or any subsidiary or associated company thereof is otherwise interested;

     (ii) may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company or any subsidiary or associated company thereof is otherwise interested; and

     (iii)shall not be accountable, by reason of his office, to the Company for any remuneration or other benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

(b) No Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the other Company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established. The nature of a Director's interest, whether direct or indirect, must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement at the next meeting of the Directors held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made at the first meeting of the Directors held after he becomes so interested.

(c) A copy of every declaration made and notice given under this Article shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, Auditor or member of the Company at the Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

(d)  For the purposes of this Article:-

     (i) a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

     (ii) an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

91.  Restriction on Directors' voting.

(a) Save as otherwise provided by these Articles, a Director shall not vote at a meeting of the Directors or a committee of Directors on any resolution concerning a matter in which he has an interest which (together with any interest of any person connected with him within the meaning of paragraph
     (e)) is to his knowledge material (otherwise than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company) or a duty which conflicts or may conflict with the interests of the Company. A Director shall not be counted in the quorum present at a meeting in relation to any such resolution on which he is not entitled to vote.

(b) A Director shall be entitled (in the absence of some other material interest than is indicated below) to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:-

     (i) the giving of any security, guarantee or indemnity to him in respect of money lent by him to the Company or any of its subsidiaries or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

     (ii) the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

     (iii)any proposal concerning any offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription, purchase or exchange in which offer he is or is to be interested as a holder of securities or as a participant in the underwriting or sub-underwriting thereof;

     (iv) any proposal concerning any other company in which he (together with any persons connected with him within the meaning of paragraph (e)) does not to his knowledge have an interest (as that term is used in Chapter 2 of Part IV of the 1990 Act) in one per cent. or more of either any class of the equity share capital of, or the voting rights in, such company;

     (v) any proposal relating to any arrangement for the benefit of employees of the Company or any of its subsidiaries which does not award him any privilege or benefit not generally awarded to the employees to which such arrangement relates; or

     (vi) the granting of any such indemnity, or the discharge of the cost of any such insurance cover, as is referred to in Article 130.

(c) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under sub-paragraph
     (b) (iv) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(d) If a question arises at a meeting of Directors or of a committee of Directors as to the materiality of a Director's interest or as to the right of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may be referred, before the conclusion of the meeting, to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive.

(e) For the purposes of this Article, section 26 of the 1990 Act shall apply for the purposes of determining whether a person is connected with a Director except that in paragraph (b)(iv) a person who is a child (not being a minor child), parent, brother or sister of a Director shall not by virtue only of that relationship be deemed to be connected with the Director.

(f) The Company by ordinary resolution may suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

92.  Entitlement to grant pensions.

The Directors may provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or with any body corporate which is or has been a subsidiary or associated company of the Company or a predecessor in business of the Company or of any such subsidiary or associated company and to any member of his family or any person who is or was dependent on him and may set up, establish, support, alter, maintain and continue any scheme for providing all or any such benefits and for such purposes any Director accordingly may be, become or remain a member of, or rejoin, any scheme and receive or retain for his own benefit all benefits to which he may be or become entitled thereunder. The Directors may pay out of the funds of the Company any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons or class of persons above referred to who are or may be or become members thereof.


                      PART XVII - PROCEEDINGS OF DIRECTORS

93.  Convening and regulation of Directors' meetings.

(a) Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retrospective. If the Directors so resolve, it shall not be necessary to give notice of a meeting of Directors to any Director who, being a resident of the State, is for the time being absent from the State.

(b) Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors to him at his last known address or any other address given by him to the Company for this purpose.

94.  Quorum for Directors' meetings.

(a) The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two.

(b) The continuing Directors or a sole Director may act notwithstanding any vacancies in their number but if the number of Directors is less than the number fixed as the quorum, they may act only for the purpose of filling vacancies or of calling a general meeting.

95.  Voting at Directors' meetings.

Questions arising at any meeting of Directors shall be decided by a majority of votes. Where there is an equality of votes, the chairman of the meeting shall have a second or casting vote.

96.  Telecommunication meetings.

Any Director may participate in a meeting of the Directors or any committee of the Directors by means of conference telephone or other telecommunications equipment by means of which all persons participating in the meeting can hear each other speak and such participation in a meeting shall constitute presence in person at the meeting.

97.  Chairman of board of Directors.

Subject to any appointment to the office of chairman of the board of Directors made pursuant to these Articles, the Directors may elect a chairman of their meetings and determine the period for which he is to hold office, but if no such chairman is appointed or elected or if at any meeting any such chairman is unwilling to act or is not present within five minutes after the time appointed for holding the same the Directors present may choose one of their number to be chairman of the meeting.

98.  Validity of acts of Directors.

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified from holding office or had vacated office, shall be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

99.  Directors' resolutions or other documents in writing.

A resolution or other document in writing signed by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors.


                           PART XVIII - THE SECRETARY

100. Appointment of Secretary.

The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by them. Anything required or authorised by the Acts or these Articles to be done by the Secretary may be done, if the office is vacant or there is for any other reason no Secretary readily available and capable of acting, by or to any assistant or acting Secretary or, if there is no assistant or acting secretary readily available and capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the
Directors: Provided that any provision of the Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.

                               PART XIX - THE SEAL

101. Use of Seal.

The Directors shall ensure that the Seal (including any official securities seal kept pursuant to the Acts) shall be used only by the authority of the Directors or of a committee authorised by the Directors.

102. Seal for use abroad.

The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

103. Signature of sealed instruments.

Every instrument to which the Seal shall be affixed shall be signed by a Director and shall also be signed by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose save that as regards any certificates for shares or debentures or other securities of the Company the Directors may determine by resolution, either generally or in any particular case and subject to such restrictions as the Directors may determine, that such signatures or either of them shall be dispensed with, or be printed thereon or affixed thereto by some method or system of mechanical signature.


                        PART XX - DIVIDENDS AND RESERVES

104. Declaration of dividends.

Subject to the provisions of the Acts, the Company by ordinary resolution may declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

105. Interim and fixed dividends.

Subject to the provisions of the Acts, the Directors may declare and pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Directors may declare and pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these Articles, under the terms of issue of any shares or under any agreement to which the Company is a party, or otherwise) relating to the application, or the priority of application, of the Company's profits available for distribution or to the declaration or as the case may be the payment of dividends by the Company. Subject as aforesaid, the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith they shall not incur any liability to the Holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

106. Payment of dividends.

(a) Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up or credited as paid up on the shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly. For the purposes of this Article, no amount paid on a share in advance of calls shall be treated as paid on a share.

(b) If several persons are registered as joint Holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

107. Deductions from dividends.

The Directors may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share.

108. Dividends in specie.

A general meeting declaring a dividend or bonus may direct, upon the recommendation of the Directors, that it shall be satisfied wholly or partly by the distribution of assets (and, in particular, of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof in order to adjust the rights of all the parties and may determine that cash payments shall be made to any members upon the footing of the value so fixed and may vest any such specific assets in trustees upon trust for the persons entitled to the dividend as the Directors think expedient, and generally may make such arrangements for the allotment, acceptance and sale of such specified assets or fractional certificates, or any part thereof, and otherwise as they think fit.

109. Method of payment of dividends.

Any dividend or other moneys payable in respect of any share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. For the avoidance of doubt, a dividend may be paid by the Company by way of a cheque which is crossed or which indicates by an appropriate means that the cheque shall be lodged only to the account of the payee. The Directors may also, in circumstances which they consider appropriate, arrange for payment of dividends by electronic funds transfer, bank transfer or by any other method selected by the Directors from time to time and in such event the debiting of the Company's account in respect of the appropriate amount shall be deemed a good discharge of the Company's obligations in respect of any payment made by any such methods.

110. Dividends not to bear interest.

No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

111. Payment to Holders on a particular date.

Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same may be payable to the persons registered as the Holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior or subsequent to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se of transferors and transferees of any such shares in respect of such dividend. The provisions of this Article shall apply, mutatis mutandis, to distributions and any allotment or issue of shares or other securities or any grant of any other entitlement to be effected in pursuance of these Articles. Any dividend, interest or other sum payable which remains unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

112. Unclaimed dividends.

If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

113. Reserves.

Before recommending any dividend, whether preferential or otherwise, the Directors may carry to reserve out of the profits of the Company such sums as they think proper. All sums standing to reserve may be applied from time to time in the discretion of the Directors for any purpose to which the profits of the Company may be properly applied and at the like discretion may be either employed in the business of the Company or invested in such investments as the Directors may lawfully determine. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they may lawfully determine. Any sum which the Directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The
Directors may also carry forward, without placing the same to reserve, any profits which they may think it prudent not to divide.


                               PART XXI - ACCOUNTS

114. Accounts.

(a)  The Directors shall cause proper books of account to be kept relating to:-

     (i) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place; and

     (ii) all sales and purchases of goods by the Company; and

     (iii) the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

(b) The books of account shall be kept at the Office or, subject to the provisions of the Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(c) The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors. No member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Acts or authorised by the Directors or by the Company in general meeting.

(d) In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such profit and loss accounts, balance sheets, group accounts and reports as are required by the Acts to be prepared and laid before such meeting.

(e) A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors' report and Auditors' report shall be sent, not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; and the required number of copies of these documents shall be forwarded at the same time to the appropriate section of The Stock Exchange.

(f) Auditors shall be appointed and their duties regulated in accordance with the Acts.


                PART XXII - CAPITALISATION OF PROFITS OR RESERVES

115. Capitalisation of distributable profits and reserves.

The Directors may resolve that any sum for the time being standing to the credit of any of the Company's reserves (including any capital redemption reserve fund or share premium account) or to the credit of the profit and loss account be capitalised and applied on behalf of the members who would have been entitled to receive that sum if it had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such Holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which sums standing to the credit of the capital redemption reserve fund or the share premium account shall be applied shall be those permitted by the Acts.

116. Capitalisation of non-distributable profits and reserves.

The Directors may resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions) and the Directors shall give effect to such resolution.

117. Implementation of capitalisation issues.

Whenever such a resolution is passed in pursuance of either of the two immediately preceding Articles the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.


                              PART XXIII - NOTICES

118. Notices in writing.

Any notice to be given, served or delivered pursuant to these Articles shall be in writing.

119. Service of notices.

(a) A notice or document (including a share certificate) to be given, served or delivered in pursuance of these Articles may be given to, served on or delivered to any member by the Company:

     (i)  by handing same to him or his authorised agent;

     (ii) by leaving the same at his registered address; or

     (iii)by sending the same by the post in a pre-paid cover addressed to him at his registered address.

(b) Where a notice or document is given, served or delivered pursuant to sub-paragraph (a) (i) or (ii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).

(c) Where a notice or document is given, served or delivered pursuant to sub-paragraph (a) (iii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(d) Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

120. Service on joint Holders.

A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

121. Service on transfer or transmission of shares.

(a) Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register in respect of the share, has been duly given to a person from whom he derives his title provided that the provisions of this paragraph shall not apply to any notice served under Article 66 unless, under the provisions of
     Article 66(b), it is a notice which continues to have effect notwithstanding the registration of a transfer of the shares to which it relates.

(b) A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

122. Signature to notices.

The signature to any notice to be given by the Company may be written or printed.

123. Deemed receipt of notices.

A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

                             PART XXIV - WINDING UP

124. Distribution on winding up.

If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this Article shall not affect the rights of the Holders of shares issued upon special terms and conditions.

125. Distribution in specie.

If the Company is wound up, the liquidator, with the sanction of a special resolution of the Company and any other sanction required by the Acts, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.


                            PART XXV - MISCELLANEOUS

126. Minutes of meetings.

The Directors shall cause minutes to be made of the following matters, namely :-

(a) of all appointments of officers and committees made by the Directors and of their salary or remuneration;

(b) of the names of Directors present at each meeting of the Directors and of the names of any Directors and of all other members thereof present at each meeting of any committee appointed by the Directors; and

(c) of all resolutions and proceedings of all meetings of the Company and of the Holders of any class of shares in the Company and of the Directors and of committees appointed by the Directors.

Any such minute as aforesaid, if purporting to be signed by the chairman of the meeting at which the proceedings were had, or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minute without any further proof.

127. Inspection and secrecy.

The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Acts or authorised by the Directors or by the Company in general meeting. No member shall be entitled to require discovery of or any information respecting any detail of the Company's trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the members of the Company to communicate to the public.

128. Destruction of records.

The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be presumed conclusively in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:-

(a) the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c) references herein to the destruction of any document include references to the disposal thereof in any manner.

129. Untraced shareholders.

(a) The Company shall be entitled to sell at the best price reasonably obtainable any share of a Holder or any share to which a person is entitled by transmission if and provided that:-

     (i) for a period of twelve years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the Holder or to the person entitled by transmission to the share at his address on the Register or at the last known address given by the Holder or the person entitled by transmission as that to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Holder or the person entitled by transmission (provided that during such twelve year period at least three dividends shall have become payable in respect of such share);

     (ii) at the expiration of the said period of twelve years by advertisement in a national daily newspaper published in the State and in a newspaper circulating in the area in which the address referred to in sub-paragraph (a) (i) of this Article is located the Company has given notice of its intention to sell such share;

     (iii)during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale the Company has not received any communication from the Holder or person entitled by transmission; and

     (iv) the Company has first given notice in writing of its intention to sell such shares to the appropriate section of every stock exchange or securities market on which shares of the relevant class are for the time dealt in or quoted.

(b) To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the Holder or the person entitled by the transmission to such share. The transferee shall be entered in the Register as the Holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

(c) The Company shall account to the Holder or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Holder or other person. Moneys carried to such separate account may be either employed in the business of the Company or invested in such investments as the Directors may think fit, from time to time.

130. Indemnity.

Subject to the provisions of and so far as may be admitted by the Acts, but without prejudice to any indemnity to which he or they may otherwise be entitled, every Director and other officer of the Company and the Auditors shall be indemnified out of the assets of the Company against any liability, loss or expenditure incurred by him or them in the execution or discharge of his or their duties or the exercise of his or their powers or otherwise in relation to or in connection with his or their duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him or them in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by him or them as officers or employees of the Company and in which judgment is given in his or their favour or in which he or they are acquitted or which are otherwise disposed of without any finding or admission of guilt or breach of duty on his or their part, or incurred by him or them in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or them by the Court. To the extent permitted by law, the Directors may arrange insurance cover at the cost of the Company in respect of any liability, loss or expenditure incurred by any Director, officer or the Auditors of the Company in relation to anything done or alleged to have been done or omitted to be done by him or them as Director, officer or Auditors.